SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

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     (4)  Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS AND COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH
OTHER INFORMATION
OTHER MATTERS
Appendix A
AUDIT COMMITTEE CHARTER OF DOCUMENT SCIENCES CORPORATION
APPENDIX B
DOCUMENT SCIENCES CORPORATION PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 30, 2001

TO OUR STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on Wednesday, May 30, 2001 at 9:00 a.m., local time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN L. MCGANNON
President, Chief Executive Officer,
Chief Financial Officer and Director

Carlsbad, California

April 26, 2001

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

DOCUMENT SCIENCES CORPORATION

PROXY STATEMENT
FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
May 30, 2001

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of Proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 30, 2001 at 9:00 a.m. local time, and at any postponement or adjournment thereof. The Proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

      The Annual Meeting will be held at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009. The telephone number at that location is (760) 827-3200.

      These proxy solicitation materials were mailed on or about May 2, 2001, together with our 2000 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies and Proxies Generally

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Document Sciences:

•	a written notice of revocation;

•	a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.

      Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of each of the proposals. Document Sciences’ Board of Directors is unaware of any other matters that my be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

      We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf by directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Stockholders Entitled to Vote

      Only stockholders of record at the close of business on April 20, 2001 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 3,721,516 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners.” The closing sales price of our common stock on The Nasdaq National Market on April 26, 2001 was $1.42 per share.

Quorum; Abstentions; Broker Non-Votes

      The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The five persons receiving the greatest number of the votes of the shares present in person or represented by proxy at the meeting will be elected to our Board of Directors. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of auditors.

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker non-votes are not deemed to be “votes cast.” As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or the ratification of the appointment of the independent auditors and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

      Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to introduce an item of business at an annual or special meeting of stockholders. These procedures provide that notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Secretary no later than 90 days in advance of such meeting if prior notice or public disclosure of the meeting has been given or made at least 100 days prior to such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

•	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by our Board of Directors; and

•	if applicable, the consent of each nominee to serve as a director of Document Sciences if so elected.

      The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

      Under the rules of the Securities and Exchange Commission, stockholder proposals that are intended to be presented at our 2002 Annual Meeting of Stockholders must be received by us no later than January 2,

2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      Our directors are elected once a year at our Annual Meeting. Our bylaws presently provide that our Board of Directors shall consist of six directors. Our Board of Directors named five nominees. The proxies cannot be voted for a greater number of directors that the number of nominees named. Our Board of Directors will have one vacancy due to the resignation of a director in April 2000. This vacancy may be filled by our Board of Directors pursuant to our bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five nominees named below, all of whom are presently directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

      The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

Name	Age(1)	Principal Occupation

John L. McGannon	40	President, Chief Executive Officer, Chief Financial Officer and Director of Document Sciences Corporation

Thomas L. Ringer	69	Chairman of the Boards of Directors of Document Sciences Corporation, Wedbush Morgan Securities, Inc., Wedbush Capital Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. Director of California Amplifier, Inc.

Barton L. Faber	53	Chairman and Chief Executive Officer of FABERcapital. Director of Document Sciences Corporation, Email Bureau, Looking Glass Technologies and Intervisual Communications

Colin J. O’Brien	62	Director of Document Sciences Corporation and Scientific Games Corporation

Brian E. Stern	53	Senior Vice President of Xerox Corporation and President of Xerox Technology Enterprises. Chairman of the Board of Mondus UK. Director of Document Sciences Corporation, New England Business Services, Hon Industries Inc. and Essecte AB.

(1)	As of April 26, 2001.

      John L. McGannon has served as President and Chief Executive Officer since January 2001 and Chief Financial Officer since December 1999. He has also served as Vice President, Chief Administrative Officer and Controller since joining Document Sciences in September 1998. From June 1997 through August 1998, Mr. McGannon served as the Manager of Financial Analysis and Planning for Simulation Sciences, Inc., a California-based software developer for the oil and chemical engineering industries. Mr. McGannon worked for Chevron Corporation from 1988 to 1997 in a variety of financial management positions. Mr. McGannon holds a BA degree from Stanford University and an MBA from Carnegie Mellon University.

      Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. Mr. Ringer is currently Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc., Wedbush Capital Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. In addition, he serves on the Board of Directors of California Amplifier, Inc.

      Barton L. Faber served as President and Chief Executive Officer of Document Sciences from June 1999 through January 2001. He has been a director of Document Sciences since July 1996. From 1996 to 1998, Mr. Faber served as Chairman of the Board of Directors and Chief Executive Officer of Metromail. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley, a financial printing firm. Prior to joining R.R. Donnelley, Mr. Faber held various positions with Mobil Oil Corporation and Continental Illinois Corp. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Board of Directors of Email Bureau, Looking Glass Technologies and Intervisual Communications.

      Colin J. O’Brien has served as a director of Document Sciences since December 1995. From February 1992 to January 2001, Mr. O’Brien was employed in various positions at Xerox and last served as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O’Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to joining Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications Inc. Mr. O’Brien currently serves on the Board of Directors of Scientific Games Corporation.

      Brian E. Stern has served as a director of Document Sciences since February 1999. Mr. Stern is currently a Senior Vice President of Xerox and since February 1999 he has been President of Xerox Technology Enterprises. Mr. Stern has held various positions with Xerox since 1976 including President of Xerox’s Office Document Products Group and President of Xerox’s Personal Document Products Division. Mr. Stern currently serves as Chairman of Mondus UK and as a member of the Board of Directors of New England Business Services, Hon Industries Inc. and Essecte AB.

Required Vote

      The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Board Meetings and Committees

      Our Board of Directors held a total of eleven meetings during the fiscal year ended December 31, 2000. No incumbent director, during the time he was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of our Board of Directors, or its committees on which he served, which occurred during fiscal 2000. Our Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Rather, our entire Board of Directors acts as a committee with respect to nominations for membership on our Board of Directors. Our Audit Committee currently consists of Mr. Faber, Mr. Ringer and Mr. Stern. Our Human Resources Committee currently consists of Mr. Faber, Mr. Ringer and Mr. O’Brien.

Human Resources Committee

      Our Human Resources Committee met three times in fiscal year 2000. The functions of our Human Resources Committee include: (1) reviewing and approving the compensation and benefits for our officers and other employees; (2) administering our stock purchase and stock option plans; and (3) determining which eligible individuals (excluding non-employee directors) receive grants under such plans and the size of such grants.

Audit Committee

      Our Audit Committee met four times in fiscal year 2000. The functions of our Audit Committee include: (1) recommending engagement of our independent auditors; (2) approving the services performed by such auditors; (3) consulting with such auditors and reviewing with them the results of their examination of our annual accounts; (4) reviewing and approving any material accounting policy changes affecting our operating results; (5) reviewing our internal control procedures and personnel; and (6) reviewing and evaluating our accounting principles.

      All of the members of our Audit Committee are currently independent directors within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. Under new and more stringent independence standards to take effect on June 14, 2001, a director will not be considered independent if, among other things, he or she has been employed by the corporation or its affiliates in the current or past three years or accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation).

      Mr. Faber would not meet the new independence standards because he was our President and Chief Executive Officer from June 1999 to January 2001. Mr. Ringer would not meet the new independence standards because he received compensation from us in excess of $60,000 during the 2000 fiscal year for consulting services. Mr. Stern would not meet the new independence standards because he is Senior Vice President of Xerox Corporation and Xerox would be considered our affiliate because Xerox presently owns 19.9% of our outstanding common stock and owned approximately 62% of our outstanding common stock prior to the completion of our tender offer in April 2001. Our Board of Directors is currently evaluating how best to deal with the new independence standards.

      Our Audit Committee operates under a charter that has been adopted by our Board of Directors and which is attached as Appendix A to this Proxy Statement.

Audit Committee Report

      Our Audit Committee reviews our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, our Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the independent auditors, the audited financial statements. Our Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, our Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. And our Audit Committee has considered whether the independent auditors’ provision of non-audit services to us is compatible with the auditor’s independence.

      In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Barton L. Faber
Thomas L. Ringer
Brian E. Stern

      The above report of our Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

Compensation of Directors

      In April 2001, we approved a director compensation arrangement pursuant to which directors who are not employees are compensated as follows:

•	annual retainer of $20,000 for each director and $50,000 for the Chairman of the Board;

•	$1,200 per day per attended board meeting;

•	$600 per board teleconference;

•	$1,200 for each committee meeting attended;

•	$600 for each committee meeting attended by teleconference; and

•	annual stock option grant of 30,000 shares, granted under the 1995 Stock Incentive Plan as of the business day immediately following our Annual Meeting of Stockholders.

      Directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Board Recommendation

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Our Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2001. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Required Vote

      Our Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by our Audit Committee and Board of Directors.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP, our independent auditor, for professional services in connection with the audit of our annual financial statements for the year ended December 31, 2000 and the reviews of our interim financial statements included in quarterly reports on Form 10-Q in the year 2000 were approximately $142,000.

Audit Related Fees

      The aggregate fees billed by Ernst and Young LLP for professional services in connection with registration statements, due diligence and consents for the year ended December 31, 2000 were $22,652.

Financial Information Systems Design and Implementation Fees

      Our independent auditors have not performed any services relating to the operation or supervising our information system, managing our local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information significant to our financial statements as a whole.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP, our independent auditor, for services to Document Sciences in fiscal year 2000 other than the services described under the captions “Audit Fees” and “Audit Related Fees,” were approximately $18,000. These other services included assistance in payroll and income tax preparation for our sales office in Paris.

      As described in the Audit Committee Report, our Audit Committee also considered whether the non-audit services provided by Ernst & Young LLP were compatible with maintaining the independence of such independent auditor.

Board Recommendation

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

      The executive officers of Document Sciences and their ages, as of April 26, 2001, are as follows:

Name	Age	Position

John L. McGannon	40	President, Chief Executive Officer and Chief Financial Officer

Daniel J. Fregeau	44	Executive Vice President

J. Douglas Pike	45	Vice President, Worldwide Sales

      The following is information regarding those persons currently serving as executive officers of Document Sciences, with the exception of Mr. McGannon whose information appears in “Proposal 1 Election of Directors — Nominees” on page 3.

      Daniel J. Fregeau has served as Executive Vice President since January 2001. From 1998 to 2001, he served as Vice President of Worldwide Sales and Business Development, from 1997 to 1998, he served as Vice President, Business Development, from 1994 to 1997, he served as Vice President, Marketing and from 1992 to 1994, he served as Vice President, Sales. Prior to joining Document Sciences, Mr. Fregeau was Marketing Manager for the Networking Division of Sears Business Centers, San Diego, from 1990 to 1992. Mr. Fregeau was a founder and principal of MicroAge in San Diego from 1988 to 1990. From 1982 to 1988, Mr. Fregeau held several positions with Xerox Corporation’s Electronic Publishing Business Unit including Manager of Systems Engineering and Integration, Technical Program Manager and Project Manager. While at Xerox, Mr. Fregeau designed and directed the development of several publishing products and was a key contributor to the launch of the XICS (now CompuSet) product in the U.S. and Canada.

      J. Douglas Pike has served as Vice President, Worldwide Sales since January 2001. He has also served as Director of US Sales and Area Sales Manager since joining Document Sciences in January 1995. From 1990 to 1994, Mr. Pike was employed by Xerox Corporation to provide digital printing solutions to major accounts in the insurance and finance industries. Mr. Pike also worked for Unisys Corporation for seven years providing custom software application and database solutions as an account executive. Mr. Pike holds a B.S. degree in Industrial Technology from the State University of New York.

Summary Compensation Table

      The following table shows information concerning compensation paid for services to Document Sciences during the last three fiscal years, as to the Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as our executive officers on December 31, 2000 and an additional individual who was not serving as an executive officer on December 31, 2000 and who otherwise would have been one of the four most highly compensated executive officers. This includes compensation earned during these periods by Mr. Faber who resigned as our President and Chief Executive Officer in January 2001 when Mr. McGannon was named our President and Chief Executive Officer. It also includes compensation earned by Mr. Wilson who resigned in 2000 and Mr. Bradshaw and Ms. Kana who resigned in 2001.

				Long-term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonuses(1)	Options(#)	Compensation(2)

John L. McGannon	2000	$151,000	—	—	$10,479
President, Chief Executive Officer and	1999	116,750	$133,750	$95,000	10,247
Chief Financial Officer(3)	1998	30,000	10,000	15,000	5,292

Barton L. Faber	2000	—	50,000	—	150,000	(5)
Former President and Chief Executive	1999	—	—	200,000	42,900	(6)
Officer(4)	1998	—	—	—	—

Daniel J. Fregeau	2000	170,167	—	—	10,100
Executive Vice President(7)	1999	155,833	123,750	120,000	21,274	(8)
	1998	131,622	25,000	15,000	8,825	(9)

Peter L. Bradshaw	2000	159,333	—	—	6,723
Vice President — Development(10)	1999	147,583	123,750	120,000	6,673
	1998	130,000	25,000	15,000	5,859

Ann F. Kana	2000	113,968	—	—	9,665
Vice President — Professional Services(11)	1999	114,466	70,000	70,000	7,976
	1998	97,131	15,000	10,000	8,011

John H. Wilson	2000	62,500	—	—	83,481	(13)
Vice President — Finance(12)	1999	197,500	50,000	40,000	25,159	(14)
	1998	112,500	—	—	—

(1)	Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(2)	For each officer, except Mr. Faber, and each fiscal year, includes $3,000 of our contributions under the 401(k) Plan and insurance premiums paid by us.

(3)	Mr. McGannon was appointed President and Chief Executive Officer of Document Sciences in January 2001. Mr. McGannon has served as Chief Financial Officer since December 1999. From June 1999 until December 1999, Mr. McGannon served as Vice President — Chief Administrative Officer.

(4)	Mr. Faber resigned as President and Chief Executive Officer of Document Sciences in January 2001.

(5)	For fiscal 2000, all other compensation includes fees of $150,000 paid to Mr. Faber pursuant to his consulting agreement described under “Certain Transactions — Consulting Agreement With Mr. Faber.”

(6)	For fiscal 1999, all other compensation includes fees of $42,900 paid to Mr. Faber pursuant to his consulting agreement.

(7)	Mr. Fregeau was appointed Executive Vice President in January 2001.

(8)	For fiscal 1999, all other compensation includes vacation accrual of $11,538.

(9)	For fiscal 1998, all other compensation includes excess health benefit allowance of $1,051.

(10)	Mr. Bradshaw resigned as Vice President — Development of Document Sciences in February 2001.

(11)	Ms. Kana resigned as Vice President — Professional Services of Document Sciences in January 2001.

(12)	Mr. Wilson resigned as Vice President — Finance of Document Sciences in May 2000.

(13)	For fiscal 2000, all other compensation includes vacation accrual of $5,481 and a severance payment of $75,000.

(14)	For fiscal 1999, all other compensation includes a moving allowance of $21,775.

Option Grants in Last Fiscal Year

      There were no stock option grants to the named officers for the fiscal year ended December 31, 2000.

Option Exercises and Holdings

      The following table sets forth, for each of the officers named in the Summary Compensation Table, information concerning the number and value of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2000. None of these executive officers exercised options to purchase common stock during the fiscal year ended December 31, 2000.

Aggregated Fiscal 2000 Year-End Option Values

	Number of
	Securities Underlying		Value of Exercised
	Unexercised Options		In-the-Money Options
	at Fiscal Year End		at Fiscal Year End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John L. McGannon	37,813	72,188	—	—

Barton L. Faber	220,937	4,062	—	—

Daniel J. Fregeau	97,527	86,563	$28,250	—

Peter L. Bradshaw	76,078	86,563	10,660	—

Ann F. Kana	29,214	53,036	—	—

John H. Wilson	—	—	—	—

(1)	The market value of underlying securities is based on the closing price of our common stock on December 29, 2000 (the last trading day of fiscal year 2000) on The Nasdaq National Market of $0.75 minus the applicable exercise price.

(2)	Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

  Employment Agreement with Mr. McGannon

      Mr. McGannon entered into an employment agreement with Document Sciences effective November 1, 2000. The agreement provides for an annual base salary of $165,000. Mr. McGannon’s annual salary was increased to $180,000, effective February 1, 2001 in connection with his promotion to President and Chief Executive Officer. Pursuant to the agreement, Mr. McGannon received a one-time retention bonus of $50,000 on March 31, 2001. Mr. McGannon’s employment may be terminated with cause, but, if Document Sciences terminates Mr. McGannon’s employment other than for cause, he is entitled to severance pay equal to one year’s base salary plus any annual bonus target. Additionally, Mr. McGannon would receive normal benefits for six months.

  Severance Agreement with Mr. Wilson

      Mr. Wilson’s employment with Document Sciences was terminated on May 31, 2000. Document Sciences entered into a letter agreement with Mr. Wilson in May 2000 which provided Mr. Wilson with an enhanced severance package. The agreement provided that Document Sciences would (1) continue to pay Mr. Wilson his regular salary until November 30, 2000, (2) continue Mr. Wilson’s life, medical and dental coverage until November 31, 2000, (3) provide Mr. Wilson with a six-month Executive Outplacement Package through Lee Hecht Harrison and (4) extend the vesting period for all stock options held by Mr. Wilson until November 31, 2000. In consideration of the enhanced severance package, Mr. Wilson agreed to release Document Sciences from any and all claims or lawsuits arising from Mr. Wilson’s employment or termination of employment with Document Sciences.

1995 Stock Incentive Plan

      Incentive and nonstatutory stock options are granted under the 1995 Stock Incentive Plan to employees of Document Sciences. The stock options are granted and administered by our Human Resources Committee. Each option is evidenced by a stock option agreement. The exercise price of a stock option may not be less than the fair market value of the common stock on the date such option was granted. The term of a stock option may be no more than ten years from the date of grant. Stock options granted under this plan vest 25% on the first anniversary of the date of grant with the balance vesting monthly in equal installments over the following three years.

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

      Our Human Resources Committee generally determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. Our Human Resources Committee’s executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in our industry. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation of other executives in our industry.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers, and below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

Compensation Program

      We use a total compensation program, which consists of both cash and equity based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

•	Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by our Human Resources Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

•	Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and operating profit objectives by supplementing the base salary plan. Each executive’s annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 90% and ranges up to 150% of planned revenues and profits and averages approximately 25% of annual salary at 100% plan achievement.

•	Long-Term Incentives: Long-term incentives are provided through grants of stock options. Our Human Resources Committee is responsible for determining, subject to the terms of the 1995 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

      An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

Other

      In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

Performance Measurements and Industry Comparisons

      We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes, and establishing an industry comparison to test our results against industry performance levels.

Compensation of the Chief Executive Officer

      The Chief Executive Officer participates in the same executive compensation program provided to other executive officers and senior management of Document Sciences as described above. Our Human Resources Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, our Board of Directors approves business goals to include financial measures, which are used to evaluate the Chief Executive Officer’s performance for the year. Specifically, the Chief Executive Officer’s target base pay level has been set at approximately the 80th percentile for software companies, using data specifically for software companies of similar size.

      Our Chief Executive Officer’s total cash compensation for the year ended December 31, 2000 was $200,000, which was comprised of $150,000 in consulting fees and a cash bonus of $50,000. Our corporate earnings goal for this period was not met.

      In January 2001, Mr. Faber resigned as our President and Chief Executive Officer and Mr. McGannon was appointed to replace Mr. Faber. Mr. McGannon entered into an employment agreement with us that is further described above under “Executive Officers and Compensation — Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

HUMAN RESOURCES COMMITTEE
OF THE BOARD OF DIRECTORS

Barton L. Faber
Thomas L. Ringer
Colin J. O’Brien

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Our Human Resources Committee was formed in June 1996 and is currently composed of Mr. Faber, Mr. Ringer and Mr. O’Brien. No interlocking relationship exists between any member of our Board of Directors or Human Resources Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Mr. Faber is the only member of our Human Resources Committee that is or was formerly an officer or an employee of ours or our subsidiaries. Xerox and Document Sciences have certain relationships and related transactions as described below in “Certain Transactions” and Mr. O’Brien shared beneficial ownership of shares of Document Sciences with Xerox during the last fiscal year which he disclaimed. Mr. O’Brien retired from his post as Vice President of Xerox in January 2001 and no longer has beneficial ownership of the shares. Mr. Faber and Mr. Ringer are parties to oral consulting agreements which will terminate on April 30, 2001 pursuant to which they are paid monthly consulting fees of $6,250 and $12,500, respectively.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth the beneficial ownership of Document Sciences common stock as of April 26, 2001, for the following:

•	each person or group of affiliated persons who we know owns beneficially 5% or more of our common stock;

•	each of our directors and nominees;

•	each of our executive officers or former executive officers listed in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

	Shares	Percentage
	Beneficially	Beneficially
Name and Addresses(2)	Owned(1)	Owned

Principal Stockholders

Xerox Corporation	740,024	19.9%
800 Long Ridge Road Stamford, CT 06904

E. M. Palandri	235,356	6.3%
c/o Document Sciences Corporation 115, Rue Reaumur 75002 Paris, France

Directors and Nominees

John L. McGannon(3)	56,563	1.5%

Thomas L. Ringer(4)	166,508	4.3%

Barton L. Faber(5)	252,499	6.4%

Colin J. O’Brien	10,000	*

Brian E. Stern(6)	740,024	19.9%

Additional Named Officers

Daniel J. Fregeau(7)	170,339	4.4%

Peter L. Bradshaw(8)	114,012	3.0%

Ann F. Kana(9)	40,428	1.1%

John H. Wilson	10,000	*

All directors and executive officers as a group (6 persons)(10)	1,395,932	33.0%

*	Less than 1%.

(1)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of April 26, 2001, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009.

(3)	Includes 51,563 shares of common stock subject to options exercisable within sixty days of April 26, 2001.

(4)	Pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of common stock. Includes 119,688 shares of common stock subject to stock options exercisable within sixty days of April 26, 2001.

(5)	Includes 222,499 shares of common stock subject to options exercisable within sixty days of April 26, 2001.

(6)	Mr. Stern is a director of Document Sciences, a Senior Vice President of Xerox and President of Xerox Technology Enterprises and has been attributed the beneficial ownership of the 740,024 shares held by Xerox. Mr. Stern disclaims beneficial ownership of the 740,024 shares held by Xerox.

(7)	Includes 114,089 shares of common stock subject to options exercisable within sixty days of April 26, 2001.

(8)	Includes 92,640 shares of common stock subject to options exercisable within sixty days of April 26, 2001.

(9)	Includes 39,495 shares of common stock subject to options exercisable within sixty days of April 26, 2001.

(10)	Excludes the 164,440 shares beneficially owned in the aggregate by Mr. Bradshaw, Mr. Wilson and Ms. Kana who were no longer executive officers of Document Sciences on April 26, 2001. Includes 507,839 shares of common stock subject to options exercisable within sixty days of April 26, 2001, held by executive officers and directors of Document Sciences.

CERTAIN TRANSACTIONS

Relationship with Mr. Stern and Mr. O’Brien

      During fiscal 2000, Mr. Stern was a Senior Vice President and Mr. O’Brien was a Vice President of Xerox. Mr. O’Brien retired from his post as Vice President of Xerox in January 2001. Mr. Stern shares beneficial ownership of the shares owned by Xerox, with which Document Sciences has certain relationships and related transactions as described below. In fiscal 2000, revenues derived from relationships with Xerox and affiliates of Xerox accounted for approximately $5.2 million, representing 23% of our total revenues.

Transfer and License Agreement with Xerox

      In connection with the transfer of our technology from Xerox, we entered into a Transfer and License Agreement with Xerox in July 1992 to expire upon the expiration of all of the rights in the items covered thereby. This agreement was subsequently amended in September 1994. Pursuant to the terms of the agreement, as amended:

•	Xerox transferred all worldwide copyrights in and to the predecessor product of CompuSet and granted us a non-exclusive license to use the Xerox trade secrets in existence as of July 1992 pertaining to the transferred software;

•	We granted Xerox a non-exclusive royalty-free license to use and copy the transferred software for internal purposes only, and to use portions of the code of the transferred software in products developed by Xerox;

•	Xerox granted us a non-exclusive, royalty-free license to use, modify and reproduce the source code of XPS and EVMS, two software products comprising a small portion of our current CompuSet products, and to distribute derivatives of XPS and EVMS in object code format;

•	We granted to Xerox ownership of all technical information not primarily related to computer software that is generated by us. While Xerox owned a majority of our outstanding capital stock, we retained a non-exclusive license to use such technical information outside of certain eastern Asian and Pacific Rim countries;

•	We granted “most favored nation” status with respect to the purchase price of software products sold by us to Xerox, Rank Xerox Ltd., Fuji Xerox Co. Ltd., companies jointly owned by Xerox and the Rank Organization Ltd. and 40% affiliates of the foregoing; and

•	We granted Fuji Xerox a right of first negotiation with respect to exclusive distribution of our products in certain eastern Asian and Pacific Rim countries.

Relationship with Fuji Xerox Australia

      We have an arrangement with Fuji Xerox pursuant to which Fuji Xerox distributes our products in Australia and New Zealand. For each copy of our products sublicensed by Fuji Xerox, Fuji Xerox pays us initial and annual fees equal to our list price minus a percentage discount based on annual volume of sublicenses of our products. Fuji Xerox provides technical support to its end users, with periodic software upgrades provided to Fuji Xerox by us. The latest agreement began on January 1, 2001 and is for a period of three years subject to automatic successive one-year renewal terms, unless either party gives written notice within 90 days prior to expiration of the then current term of its intention not to further extend the agreement.

Xerox Canada Agreement

      Our Cooperative Marketing and Customer Support Agreement with Xerox Canada Limited is a non-exclusive cooperative marketing agreement in which Xerox Canada provides support and referrals of our products in Canada. Under the terms of this agreement, Xerox Canada refers our products for sale by our direct sales organization, provides technical support and assists end users with application development. Xerox Canada receives referral and support fees for sales and installations of our products in Canada. The latest agreement began on February 1, 2000 and is for a period of three years subject to automatic successive one-year renewal terms, unless either party gives notice at least 90 days prior to the expiration of the then current term that it will not renew the agreement.

European/ Sub-Saharan Africa VAR Agreements

      We have numerous Value Added Reseller and Value Added Remarketer agreements in Europe and South Africa, Namibia and Swaziland, many of which are with Rank Xerox, Ltd. and other Xerox affiliates. The rights granted to our resellers under these agreements are typically non-exclusive, although the agreements covering the territories of England, Scotland, Northern Ireland and Wales and South Africa,

Namibia and Swaziland grant the reseller exclusive rights in its territory. In the usual circumstance, the reseller purchases our products pursuant to purchase orders and redistributes the products in its territory, with the reseller having no right to copy our products. The reseller performs front-line technical support for its end users, and software upgrades are periodically provided to the reseller by Document Sciences. Each reseller agreement runs for either a two- or three-year term, with automatic one-year renewals unless either party gives notice of non-renewal within a specified period prior to renewal.

Tax Sharing Agreement

      We have a Tax Sharing Agreement with Xerox that provides for the allocation between Xerox and Document Sciences of all responsibilities, liabilities and benefits relating to taxes paid or payable by either Xerox or us for all taxable periods, whether beginning before, on or after our initial public offering in September 1996. Prior to the consummation of our initial public offering, we had been included in the consolidated tax returns of Xerox. Since our initial public offering, we filed combined state income tax returns as required by law in certain states and we filed separate state tax returns in the remaining states. As a result of our tender offer pursuant to which we purchased 6,000,000 shares of our outstanding common stock and our exercise of an option to purchase additional shares of Xerox, Xerox presently owns 19.9% of our outstanding shares. Since Xerox owns less than 50% of our outstanding shares, we will be filing separate tax returns in all states beginning April 2001.

Promissory Notes to Xerox

      On April 16, 2001, we executed two promissory notes payable to Xerox to purchase 1,139,600 shares of our common stock owned by Xerox at $2.00 per share. The principal amount of the first note is $2,000,000 and accrues interest at 9%. This note is due on March 23, 2002. The principal amount of the second note is $279,200 and accrues interest at 9%. This note is due on March 23, 2003.

Consulting Agreement with Mr. Faber

      Mr. Faber entered into an oral consulting agreement with Document Sciences in October 1999 that will terminate on April 30, 2001 which provides that he will provide general consulting services to us. The agreement provides for a consulting fee of $12,500 per month. Mr. Faber’s monthly consulting fee was reduced to $6,250 per month, effective February 1, 2001 in connection with his resignation as President and Chief Executive Officer.

Consulting Agreement with Mr. Ringer

      Mr. Ringer entered into an oral consulting agreement with Document Sciences in October 1999 that will terminate on April 30, 2001 which provides that he will provide general consulting services to us. The agreement provides for a consulting fee of $12,500 per month with board and committee meeting fees deducted from the monthly consulting fee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934 (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq National Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 2000 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with.

DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return for the period beginning on September 20, 1996, the date of our initial public offering of common stock, through December 31, 2000 for:

•	our common stock;

•	The Nasdaq National Market Composite; and

•	The Nasdaq Computer Index.

      Each of the returns assumes an investment of $100 on September 20, 1996 and the reinvestment of all dividends. Although the graph would normally cover a five-year period, our common stock has been publicly traded only since September 20, 1996, so the graph begins on that date. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

	Indexed	Indexed	Indexed	Indexed	Indexed	Indexed
	Returns	Returns	Returns	Returns	Returns	Returns
Measurement Period	Sept 20,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(Fiscal Year Covered)	1996	1996	1997	1998	1999	2000

Document Sciences Corporation	100	82.29	25.00	13.54	21.88	6.25

NASDAQ National Market Composite	100	105.44	129.35	181.83	337.29	204.84

NASDAQ Computer Index	100	106.00	123.73	226.84	465.08	258.99

OTHER INFORMATION

Incorporation by Reference

      In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you read. Our 2000 Annual Report is incorporated by reference. Based on the Securities and Exchange Commission regulations, the stock performance graph on page 16 of this proxy statement, the Audit Committee Report on page 5 and the Report of the Human Resources Committee of the Board of Directors on page 10 specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

      This proxy statement is sent to you as part of the proxy materials for the 2001 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Availability of Additional Information

      Copies of our 2000 Annual Report (which includes the Annual Report (Form 10-K) filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009, Attention: Corporate Secretary.

OTHER MATTERS

      We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

      It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

THOMAS L. RINGER
Chairman of the Board

Carlsbad, California

April 26, 2001

Appendix A

AUDIT COMMITTEE CHARTER

OF
DOCUMENT SCIENCES CORPORATION

      1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the definition of “independence” found under the National Association of Securities Dealers rules.

      Each member of the Company’s audit committee must be financially literate and at least one member of the audit committee, at all times, shall have accounting or related financial management expertise, both as provided in the NASD rules.

      Under exceptional circumstances and limited to only one director, the Board can “override” the “independence” requirement for serving on the Audit Committee if the non-independent director is neither a current employee of the Company nor an immediate family member of such employee. The Board may exercise this “override” if it determines that the non-independent director’s membership on the Audit Committee is required by the best interests of the Company and its shareholders, and the Board discloses, in its next annual proxy statement subsequent to such determination, the nature of such director’s relationship and the reasons for such determination.

      2. Purposes, Duties, and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

(i) Evaluate, help select and, when appropriate, replace the firm of independent certified public accountants that serves as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

(ii) Review with the independent auditor its audit procedures, including the scope, fees and timing of the audit and the results of the annual audit examination and any accompanying management letters, to ensure the independent auditor’s objectivity and independence.

(iii) Review and discuss with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, detailing any relationships between the auditor (and its related entities) and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

(iv) Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including a discussion of management’s judgments and processes used to arrive at accounting estimates and the auditor’s judgment as to the quality of the Company’s accounting principles.

(v) Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor’s interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this responsibility on behalf of the Audit Committee.

(vi) Review the adequacy of the Company’s internal controls.

(vii) Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company’s financial reports.

(viii) Review and discuss with the independent auditor any difficulties or disagreements with management, during the course of the audit, about matters that individually, or in the aggregate, could be

A-1

significant to the financial statements or the auditor’s report, whether or not these disagreements were resolved satisfactorily.

(ix) Review material pending legal proceedings involving the Company and other contingent liabilities.

(x) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

      3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or via telephone. The Audit Committee shall meet in executive session with the independent auditors and the Company’s internal auditor at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Committee’s judgment. The majority of the members of the Audit Committee shall constitute a quorum.

A-2

APPENDIX B

DOCUMENT SCIENCES CORPORATION
PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2001, and hereby appoints Barton L. Faber and John L. McGannon, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on May 30, 2001, at 9:00 a.m. local time at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, and at any postponement or adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

    A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

    All other proxies heretofore given by the undersigned to vote shares of DOCUMENT SCIENCES CORPORATION’S common stock are expressly revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1. ELECTION OF DIRECTORS:

  FOR               WITHHELD               EXCEPTIONS

       NOMINEES: John L. McGannon, Thomas L. Ringer, Barton L. Faber, Colin J. O’Brien, Brian E. Stern

†	INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.

* Exceptions

(continued, and to be signed on other side)

(continued from other side)

    2. Ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001:

  FOR               AGAINST               ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEM 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE FOR

ADDRESS CHANGE AND
NOTE BELOW

Dated:	2001

Signature

Signature if held jointly

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.